press information

MOOG INC., EAST AURORA, NEW YORK 14052   TEL-716/652-2000   FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 31, 2011		716-687-4225

MOOG REPORTS EARNINGS PER SHARE UP 55%

Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $554 million, up 12% from a year ago. Net earnings were $33.4 million and earnings per share were $.73, up 55% from last year’s first quarter.

Aircraft segment sales of $196 million were also up 12% from last year. Most of the increase was in commercial aircraft, with revenues of $74 million, a 30% increase. OEM production revenues were up for both Airbus and Boeing, the result of a ramp up in 787 hardware deliveries. Commercial aircraft aftermarket revenues, at $26 million, were up 42%.

Military aircraft sales were up 5%, a combination of strong sales on the V-22 tiltrotor and increased aftermarket revenues. Military aftermarket sales of $47 million were up 23%. Sales of $18 million on the F-35 Joint Strike Fighter were down slightly as the program transitions from development to production.

Space and Defense sales at $96 million were up 38% from a year ago. Sales of Driver’s Vision Enhancer systems, at $15 million, provided much of the increase. Revenue was also strong in tactical missiles and in our newer security and surveillance product lines.

Industrial Systems sales of $144 million were up 5% from a year ago. Sales of $113 million in our legacy products, which include capital equipment, power generation and simulation, were up 24% in the quarter. Sales in these product lines continue to recover from the low levels experienced in fiscal 2009.

Sales in the wind energy market were fairly strong in Europe, but relatively soft in China. Chinese wind turbine manufacturers are working off inventory acquired in the last quarter of 2010.

Components Group sales of $86 million were up 2% in the quarter. Sales increases of components used in commercial aircraft, in the marine industry, in medical applications and industrial automation are offsetting a decline in military aircraft revenue and defense controls. As a result of the conflicts in the Mideast, the Components Group had enjoyed robust sales in military vehicles, particularly the Bradley Fighting Vehicle and the Abrams tank and in de-icing systems for the Blackhawk helicopter. Activity in these programs is winding down.

Medical Devices sales were up 11% to $33 million. Increased sales in administration sets, sensors and surgical handpieces offset a slight decline in sales of infusion pumps.

Twelve month consolidated backlog on January 1, 2011 was $1.19 billion, an increase of 8% from a year ago.

The Company has updated its guidance for fiscal 2011. Sales are now projected at $2.25 billion, net earnings at $126.6 million and earnings per share of $2.75, a 17% increase over the previous year.

“Our Company is off to a flying start in fiscal 2011,” said R.T. Brady, Chairman and CEO. “Our Space and Defense segment led the way with an extraordinary quarter and we had a solid performance overall. We’re optimistic that this momentum will carry us through the rest of the year to record sales, record earnings and a 17% increase in earnings per share.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference herein that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the results described in the forward-looking statements. These important factors, risks and uncertainties include:

i.	fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices;
ii.	our dependence on government contracts that may not be fully funded or may be terminated;
iii.	our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales;

iv.	delays by our customers in the timing of introducing new products, which may affect our earnings and cash flow;
v.	the possibility that the demand for our products may be reduced if we are unable to adapt to technological change;
vi.	intense competition, which may require us to lower prices or offer more favorable terms of sale;
vii.	our indebtedness, which could limit our operational and financial flexibility;
viii.	the possibility that new product and research and development efforts may not be successful, which could reduce our sales and profits;
ix.
increased cash funding requirements for pension plans, which could occur in future years based on assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates;

x.	a write-off of all or part of our goodwill or intangible assets, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements;
xi.	the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting;
xii.	the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting;
xiii.	the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business;
xiv.
our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with acquired businesses for which we are not indemnified;

xv.	our dependence on our management team and key personnel;
xvi.	the possibility of a catastrophic loss of one or more of our manufacturing facilities;
xvii.	the possibility that future terror attacks, war or other civil disturbances could negatively impact our business;
xviii.	that our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes;
xix.	the possibility that government regulation could limit our ability to sell our products outside the United States;
xx.
product quality or patient safety issues with respect to our medical devices business that could lead to product recalls, withdrawal from certain markets, delays in the introduction of new products, sanctions, litigation, declining sales or actions of regulatory bodies and government authorities;

xxi.	the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation;
xxii.	changes in medical reimbursement rates of insurers to medical service providers, which could affect sales of our medical products;
xxiii.	the possibility that litigation results may be unfavorable to us;
xxiv.
our ability to adequately enforce our intellectual property rights and the possibility that third parties will assert intellectual property rights that prevent or restrict our ability to manufacture, sell, distribute or use our products or technology;

xxv.	foreign currency fluctuations in those countries in which we do business and other risks associated with international operations;
xxvi.	the cost of compliance with environmental laws;
xxvii.	the risk of losses resulting from maintaining significant amounts of cash and cash equivalents at financial institutions that are in excess of amounts insured by governments;

xxviii.	the inability to modify, to refinance or to utilize amounts presently available to us under our credit facilities given uncertainties in the credit markets;
xxix.	our ability to meet the restrictive covenants under our credit facilities since a breach of any of these covenants could result in a default under our credit agreements; and
xxx.	our customers’ inability to continue operations or to pay us due to adverse economic conditions or their inability to access available credit.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	January 1,	January 2,
	2011	2010

Net sales	$554,434	$495,178
Cost of sales	389,881	350,776

Gross profit	164,553	144,402

Research and development	23,475	23,882
Selling, general and administrative	85,783	78,127
Restructuring expense	58	1,819
Interest	9,211	10,728
Other	246	394

Earnings before income taxes	45,780	29,452

Income taxes	12,373	7,891

Net earnings	$33,407	$21,561

Net earnings per share

Basic	$0.74	$0.48

Diluted	$0.73	$0.47

Average common shares outstanding

Basic	45,388,891	45,323,349

Diluted	45,906,552	45,592,874

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	January 1,	January 2,
	2011	2010

Net Sales

Aircraft Controls	$195,951	$175,060

Space and Defense Controls	95,746	69,491

Industrial Systems	143,745	136,352

Components	86,351	84,906

Medical Devices	32,641	29,369

Net sales	$554,434	$495,178

Operating Profit (Loss) and Margins

Aircraft Controls	$20,195	$17,610
	10.3%	10.1%

Space and Defense Controls	15,815	7,519
	16.5%	10.8%

Industrial Systems	14,407	11,181
	10.0%	8.2%

Components	14,803	12,122
	17.1%	14.3%

Medical Devices	(1,491)	139
	(4.6)%	0.5%

Total operating profit	63,729	48,571
	11.5%	9.8%

Deductions from Operating Profit

Interest expense	9,211	10,728

Equity-based compensation expense	3,433	2,784

Corporate expenses and other	5,305	5,607

Earnings before Income Taxes	$45,780	$29,452

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	January 1,	October 2,
	2011	2010

Cash	$104,722	$112,421

Receivables	614,361	619,861

Inventories	471,013	460,857

Other current assets	102,921	99,140

Total current assets	1,293,017	1,292,279

Property, plant and equipment	486,943	486,944

Goodwill and intangible assets	899,353	910,690

Other non-current assets	21,269	22,221

Total assets	$2,700,582	$2,712,134

Notes payable	$5,029	$1,991

Current installments of long-term debt	7,279	5,405

Contract loss reserves	42,411	40,810

Other current liabilities	432,469	431,268

Total current liabilities	487,188	479,474

Long-term debt	707,562	757,320

Other long-term liabilities	351,568	354,384

Total liabilities	1,546,318	1,591,178

Shareholders' equity	1,154,264	1,120,956

Total liabilities and shareholders' equity	$2,700,582	$2,712,134